Exhibit 10.22
AWARD NOTICE AND AGREEMENT
(For Phantom Stock Awarded Under Long-Term Incentive Program)

This Award Notice and Agreement (this “Agreement”) is between Insperity, Inc. (the “Company”) and                      (the “Grantee”), an employee of the Company or one of its Subsidiaries, regarding an award (this “Award”) of             shares (the “Target Amount”) of Phantom Stock (as defined in the Insperity, Inc. Long-Term Incentive Program (“LTIP”) adopted under the Insperity, Inc. 2012 Incentive Plan, as amended and restated effective June 16, 2017 (the “2012 Incentive Plan”)), awarded to the Grantee on              (the “Grant Date”), subject to the following terms and conditions:
1.    Relationship to LTIP. This Award is granted under the 2012 Incentive Plan pursuant to an award under the LTIP and is subject to all of the terms, conditions and provisions of, and administrative interpretations under, the 2012 Incentive Plan and the LTIP, if any, which have been adopted by the Committee thereunder. Any question of interpretation arising under this Agreement shall be determined by the Committee and its determinations shall be final and conclusive upon all parties in interest. Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the LTIP, however, in the absence thereof, capitalized terms herein shall have the same meanings ascribed to them under the 2012 Incentive Plan.
2.    Performance Determination; Vesting; Change in Control.
(a)    Performance Determination. The Grantee’s Final Award, if any, shall be equal to the number of shares of Phantom Stock resulting from the Committee’s determination of the achievement of the Performance Goal(s) over the Performance Period(s) specified on Schedule A attached hereto.
(b)    Vesting. Subject to Sections 2(c), 3 and 4 below, the Grantee shall become vested in the Grantee’s Final Award upon the final Valuation Date of the last Performance Period applicable to this Award (the “Final Valuation Date”), provided that the Grantee has been in continuous Employment since the Grant Date through the Final Valuation Date.
(c)    Change in Control. The Award granted under this Agreement will not partially or fully vest or otherwise accelerate vesting solely as the result of a Change in Control. Upon a Change in Control after the Grant Date and prior to the Final Valuation Date, the Final Award shall be determined by the Committee based on (i) actual performance results for any Performance Period that was completed on or prior to the date of the Change in Control and (ii) the greater of Target Level or actual performance (if measurable) for the Performance Period during which the Change in Control occurs and any Performance Period that was scheduled to begin after the date of the Change in Control (collectively, the “Change in Control Value”). Any Final Award determined pursuant to this Section 2(c) shall be paid at the time indicated in Section 5 and the Grantee shall become vested in the Change in Control Value only if continuously employed through the date indicated in Section 5, except in the event of a Qualifying Termination. However, in the event of a Change in Control as defined solely under subsection (c) of the definition of Change in Control under section 2 of the Plan (a “Subsection (c) Change in Control”), if the successor entity, or a parent of the successor entity, has not agreed to assume, replace or substitute this Award with another award of equivalent or greater value, and on substantially similar or more favorable terms, then the Grantee shall vest in the Final Award as of the Subsection (c) Change in Control and the Change in Control Value shall be paid within seventy-five (75) days of the Subsection (c) Change in Control.
3.    Qualifying Termination; Death; Disability; Retirement.
(a)    Qualifying Termination. Notwithstanding Section 2(b) above, if the Grantee remains in continuous Employment from the Grant Date through the date of the Grantee’s Qualifying Termination that occurs prior to vesting under Section 2(c), then, upon the date of the Grantee’s Qualifying Termination, the Grantee shall vest in a Final Award equal to the Change in Control Value. Any Final Award determined pursuant to this Section 3(a) shall be payable to the Grantee no later than seventy-five (75) days after the date of the Grantee’s Qualifying Termination, subject to delay pursuant to Article X.F of the LTIP, if applicable.
(b)    Good Reason. Notwithstanding the definition in the LTIP program document, for purposes of this Agreement, Good Reason means a Grantee terminates his or her Employment due to one of the following actions by his or her Employer (without written consent of the Grantee): (i) a material diminution in the Grantee’s title, position, authority, duties or responsibilities from those applicable to Grantee preceding a Change in Control; (ii) a change in the geographic location at which the Grantee must perform services, which shall mean requiring the Grantee to be permanently based more than fifty (50) miles from the Grantee’s principal Employer location; (iii) a material diminution in the Grantee’s Base Salary other than as part of an across-the-board reduction application to all Company’s executives of less than 10%; or (iv) a material diminution in the Grantee’s bonus opportunity, incentive compensation or perquisites, if inconsistent with other executives of the Company with similar levels of authority, duties or responsibilities.
(c)    Death or Disability. Notwithstanding Section 2 above, if the Grantee remains in continuous Employment from the Grant Date through the date of the Grantee’s death or Disability that occurs prior to the Final Valuation Date, then the Grantee shall be entitled to a Final Award based on actual achievement of the Performance Goal(s) during the Performance Period(s) pro-rated by a fraction, the numerator of which shall be the total number of days of the Grantee’s Employment from the Grant Date through the date of the Grantee’s death or Disability, as applicable, and the denominator of which shall be the total number of days encompassing the first day of the first Performance Period and the last day of the last Performance Period applicable to the Award (if multiple Performance Periods). In the event of a Change in Control, if the Grantee remains in continuous Employment from the Grant Date through the Grantee’s death or Disability occurring after a Change in Control, the Grantee shall be entitled to a pro-rata portion, as calculated under this Section 3(c), of the Change in Control Value.
(d)    Retirement. Notwithstanding Section 2 above, if the Grantee remains in continuous Employment from the Grant Date through the date of the Grantee’s Retirement that occurs prior to the Final Valuation Date, then the following shall apply:
(i)    With respect to any Performance Period which begins on or after the date of the Grantee’s Retirement, the shares of Phantom Stock related to such Performance Period shall be forfeited;
(ii)    With respect to any Performance Period which ends prior to the date of the Grantee’s Retirement, the shares of Phantom Stock related to such Performance Period shall be paid based upon actual achievement of the Performance Goal and settled in accordance with Section 5; and
(iii)    With respect to any other Performance Period that begins before or ends after the date of the Grantee’s Retirement, the Grantee shall be entitled to shares of Phantom Stock based upon actual achievement of the Performance Goal during such Performance Period pro-rated by a fraction, the numerator of which shall be the total number of days of the Grantee’s Employment from the first day of such Performance Period through the date of the Grantee’s Retirement and the denominator of which shall be the total number of days encompassing the first day of such Performance Period and the last day of such Performance Period applicable to the Award, which shall be settled in accordance with Section 5.
(iv)    For purposes of this Award, “Retirement” means the Grantee’s voluntary termination of Employment other than for Good Reason (and other than an involuntary termination by the Company for Cause), satisfying all of the following conditions:

a.	the Grantee submits a voluntary request for retirement that is accepted by the Company or Subsidiary;

b.
the Grantee’s Employment terminates on or after the date that the Grantee has attained sixty-two (62) years of age and has at least fifteen (15) years of continuous Employment as of the termination date;

c.	the Grantee’s Employment terminates on or after the date that is six (6) months after the Grant Date; and

d.	the Grantee executes an effective Waiver and Release Agreement. In order for a Waiver and Release Agreement to be effective for purposes of Retirement, the Waiver and Release Agreement must be:
(1)     Executed and returned to the Company after termination of the Grantee’s Employment,
(2)     Unrevoked by the Grantee during the seven (7) day period following the date of execution, and
(3)     Effective and irrevocable no later than the thirtieth (30th) day after the date of a Grantee’s termination of Employment.
(v)    For purposes of this Award, “Waiver and Release Agreement” means the legal document in a form approved by the Company, in which a Grantee, in exchange for the benefits provided under this Section 3(d), releases the Company and other related parties, from liability and damages arising from or in connection with the Grantee’s termination of Employment with the Company or its Subsidiaries.
4.    Forfeiture of Award. If the Grantee’s Employment terminates other than by reason of death, Disability, Qualifying Termination or Retirement prior to the Final Valuation Date, this Award shall be forfeited as of the date of the Grantee’s termination of Employment. Except in the case of a Qualifying Termination or a Retirement, the Company has sole discretionary authority to determine when a Grantee’s Employment terminates for all purposes under this Agreement, the LTIP and the 2012 Incentive Plan. If a Grantee’s Employment terminates due to Retirement, all unvested portions of this Award as of the Grantee’s termination date shall expire on the date that is thirty (30) days after the Grantee’s termination of Employment unless the Grantee has delivered a timely, effective and irrevocable Waiver and Release Agreement on or before such thirtieth (30th) day.
5.    Settlement of Final Award. Settlement of the Grantee’s Final Award, if any, as determined pursuant to Section 2, Section 3(c) or Section 3(d) shall be made in the form of shares of Common Stock on the date that is seventy-five (75) days after the end of the last originally scheduled and untruncated Performance Period applicable to the Award.
6.    No Voting Rights; Dividend Equivalents.
(a)    The Grantee shall have no voting rights in connection with Phantom Stock.
(b)    If any dividends are paid with respect to the Common Stock between the Grant Date and the date of settlement of the Grantee’s Final Award, the Grantee will be conditionally credited with Dividend Equivalents. Upon settlement of the Grantee’s Final Award, the Grantee will receive additional shares of Common Stock determined by (i) multiplying the aggregate amount of Dividend Equivalents credited between the Grant Date and the date of settlement of the Grantee’s Final Award for a share of Phantom Stock, by the total number of shares of Phantom Stock covered by the Grantee’s Final Award and (ii) dividing such product by the Fair Market Value of the Common Stock on the trading day immediately preceding the date of settlement of the Final Award (rounded up to the next whole number of shares).
7.    Limitation on Delivery of Shares. The Company shall not be obligated to deliver any shares of Common Stock if counsel to the Company determines that such sale or delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any national securities exchange or inter-dealer quotation system upon which the Common Stock is listed or quoted. In no event shall the Company be obligated to take any affirmative action in order to cause the delivery of shares of Common Stock to comply with any such law, rule, regulation or agreement.
8.    Assignment of Award. Except as otherwise permitted by the Committee, the Grantee’s rights under the LTIP, 2012 Incentive Plan and this Agreement are personal; no assignment or transfer of the Grantee’s rights under and interest in this Award may be made by the Grantee other than by will or by the laws of descent and distribution or by a qualified domestic relations order, and this Award is payable during his lifetime only to the Grantee, or in the case of a Grantee who is mentally incapacitated, this Award shall be payable to his guardian or legal representative.
9.    Award is Unfunded. Nothing in this Agreement, the LTIP or the Plan shall require the Company to segregate or set aside any funds or other property for the purpose of paying any portion of an Award. No Participant, beneficiary or other person shall have any right, title or interest in any amount awarded under this Agreement, the LTIP or the Plan before the payment date for the Award, or in any property of the Company or a Subsidiary.
10.    Withholding. The Company’s obligation to deliver shares of Common Stock to the Grantee upon settlement of this Award shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements (the “Required Withholding”). The Company shall withhold from the Common Stock that would otherwise have been delivered to the Grantee the number of shares necessary to satisfy the Grantee’s Required Withholding, and deliver the remaining whole shares of Common Stock to the Grantee, unless the Grantee has made arrangements with the Company for the Grantee to deliver to the Company cash, a check or other available funds for the full amount of the Required Withholding by 5:00 p.m. Central Standard Time on the date the shares of Common Stock become vested. The amount of the Required Withholding and the number of shares of Common Stock to be withheld by the Company, if applicable, to satisfy the Grantee’s Required Withholding, shall be based on the Fair Market Value of the shares of Common Stock on the first trading date prior to the applicable settlement date and shall be limited to the withholding amount calculated using the minimum statutory withholding rates or; in accordance with any policy adopted by the Company, such other applicable withholding rates not in excess of the maximum statutory rates in effect for the applicable jurisdiction.
11.    Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Grantee, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that the Grantee may not assign any rights or obligations under this Agreement except to the extent and in the manner expressly permitted herein.
12.    Right to Employment or Service. The granting of this Award shall not impose upon the Company any obligation to maintain any Participant as an Employee and shall not diminish the power of the Company to terminate any Participant's Employment at any time. The Company and its Subsidiaries reserve the right to terminate a Grantee’s Employment at any time, with or without cause.
13.    Severability. If any term, provision, covenant, or condition of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable for any reason, such invalidity, illegality, or unenforceability shall not affect any of the other terms, provisions, covenants, or conditions of this Agreement, each of which shall be binding and enforceable.
14.    Governing Law. This Agreement, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by, construed, and enforced in accordance with the laws of the State of Texas.
15.    Code Section 409A. It is the intent of the Company and the Grantee that this Award be exempt from or comply with the requirements of Code Section 409A and the provisions of this Agreement will be administered, interpreted and construed accordingly. For purposes of Code Section 409A, the time of settlement of this Award is either exempt from Code Section 409A, including, but not limited to, by compliance with the “short-term deferral exemption” as specified in section 1.409A-1(b)(4) of the Treasury Regulations or in compliance with Code Section 409A, including, but not limited to, being paid pursuant to a fixed schedule or specified date pursuant to section 1.409A-3(i)(1) of the Treasury Regulations.
16.    Recoupment Policy and Clawback Provision. Any amounts granted or paid under this Agreement are subject to the Insperity, Inc. Incentive Compensation Recoupment Policy or other applicable recoupment policy of the Company. In addition, this Agreement will be administered in compliance with Section 10D of the Securities Exchange Act of 1934 (the “Exchange Act”), and any applicable rules and regulations promulgated by the Securities and Exchange Commission or any national securities exchange on which the Common Stock may be traded, and any policy adopted by the Company from time to time  to address the requirements of Section 10D of the Exchange Act, to the extent the Committee determines that such rules and regulations require application to this Agreement.
17.    Entire Agreement; Binding Effect. This Agreement shall cover all shares of Phantom Stock and Common Stock acquired by the Grantee pursuant to this Agreement, including any community and/or separate property interest owned by the Grantee’s spouse in said shares. All terms, conditions and limitations on transferability imposed under this Agreement upon shares acquired by the Grantee shall apply to any interest of the Grantee’s spouse in such shares. This Agreement, the LTIP and the 2012 Incentive Plan constitute the entire understanding between the parties regarding this Award, and supersede any and all prior written or oral agreements between the parties with respect to the subject matter hereof. There are no representations, agreements, arrangements, or understanding, either written or oral, between or among the parties with respect to the subject matter hereof which are not set forth in this Agreement, the LTIP or the 2012 Incentive Plan. This Agreement is binding upon the Grantee’s heirs, executors and personal representatives with respect to all provisions hereof. Except as set forth herein, this Agreement cannot be modified, altered or amended, to the detriment of the Grantee, except by an agreement, in writing, signed by both a duly authorized executive officer of the Company and the Grantee.

INSPERITY, INC.

By:
        Name:
Title:
ACKNOWLEDGEMENT AND ACCEPTANCE BY THE GRANTEE

I,                     , the undersigned Grantee, hereby acknowledge that I will consult with and rely upon only my own tax, legal and financial advisors regarding the consequences and risks of the Award. I hereby agree to and accept the foregoing Award Notice and Agreement, subject to the terms and provisions of this Agreement, the Long-Term Incentive Program, and the Insperity, Inc. 2012 Incentive Plan, as amended and restated effective June 16, 2017, and administrative interpretations thereof referred to above.

GRANTEE:

Date:

ACKNOWLEDGEMENT AND ACCEPTANCE BY THE GRANTEE

I,                     , the undersigned Grantee, hereby acknowledge that I will consult with and rely upon only my own tax, legal and financial advisors regarding the consequences and risks of the Award. I hereby agree to and accept the foregoing Award Notice and Agreement, subject to the terms and provisions of this Agreement, the Long-Term Incentive Program, and the Insperity, Inc. 2012 Incentive Plan, as amended and restated effective June 16, 2017, and administrative interpretations thereof referred to above.

GRANTEE:

Date:

LTIP_Dec 2019
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